 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2021

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Penn Plaza, Suite 2372
New York, NY 10001
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 845-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Forward-Looking Statements
This Form 8-K and Exhibit 99.1 attached hereto contain forward-looking statements of IVERIC bio, Inc. (the “Company”) that involve substantial risks and uncertainties. Any statements in this Form 8-K and Exhibit 99.1 about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Form 8-K and Exhibit 99.1, the Company’s forward looking statements include statements about its plans to initiate, and the design of, a clinical trial of Zimura® (avacincaptad pegol), its complement factor C5 inhibitor, for the treatment of intermediate AMD, its development strategy for Zimura and its gene therapy product candidates, the timing, progress and results of clinical trials and other research and development activities and the potential for its business development strategy. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the initiation and the progress of research and development programs and clinical trials, expectations for regulatory matters, need for additional financing and negotiation and consummation of business development transactions and other factors discussed in Exhibit 99.1 and the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Item 8.01. Other Events

Business Updates and Updated Risk Factors

The Company is filing, as Exhibit 99.1 hereto, updated risk factors relating to the Company’s business. In addition, the Company is providing certain updates with respect to the Company’s business, as further described below.

Zimura Intermediate AMD Clinical Trial Design

The Company has announced aspects of the design of its planned Phase 3 clinical trial evaluating Zimura for patients with intermediate age-related macular degeneration ("AMD"), which the Company expects to initiate in 2022. The Company refers to this clinical trial as the intermediate AMD trial. Intermediate AMD is an earlier stage of AMD that precedes geographic atrophy ("GA").

The Company expects the intermediate AMD trial will be an international, randomized, double-masked, sham-controlled, multi-center trial with approximately 200 patients per treatment group. The Company continues to consider which dosing regimens to evaluate in the trial. The Company expects to treat and follow all patients for 24 months. The Company is currently evaluating a specific definition of intermediate AMD for purposes of patient inclusion, as well as a primary endpoint for this trial, in each case, based on imaging criteria and other relevant anatomic features. The Company expects data from this trial, if positive, together with other supportive data, may be sufficient to file a supplemental new drug application with the U.S. Food and Drug Administration and supplemental marketing authorization application with the European Medicines Agency. The Company's plans for the intermediate AMD trial and regulatory strategy in this indication are subject to regulatory feedback, which the Company plans to obtain before initiating the trial in 2022.

Gene Therapy Programs Update

With the Company focusing its efforts on and prioritizing the development of Zimura, the Company has been considering its development options for its gene therapy product candidates IC-100 and IC-200. The Company currently plans to seek a collaborator or licensee for the future development and potential commercialization of these product candidates. The Company does not now expect to initiate a Phase 1/2 clinical trial for IC-200 in 2021. The Company expects that this re-prioritization of its development programs will allow it to devote an additional $10 million to $15 million to its Zimura development and pre-commercialization efforts between now and the end of 2023.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits:

99.1 Risk Factors of IVERIC bio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: October 21, 2021	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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